As filed with the Securities and Exchange Commission on July 17, 2001

                                           Registration Statement No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                         CCBT FINANCIAL COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)

        MASSACHUSETTS                                        04-3437708
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                               495 STATION AVENUE
                            SOUTH YARMOUTH, MA 02644
                    (Address of Principal Executive Offices)

        CCBT FINANCIAL COMPANIES, INC. 2001 DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plan)

                            -------------------------

                             John S. Burnett, Clerk
                         CCBT Financial Companies, Inc.
                               495 Station Avenue
                            South Yarmouth, MA 02644
                                 (508) 394-1300
                (Name and Address and Telephone Number including
                         Area Code of Agent for Service)

                            -------------------------

                                 With a copy to:
                                Paul W. Lee, P.C.
                               Goodwin Procter LLP
                                 Exchange Place
                           Boston, Massachusetts 02109
                                 (617) 570-1000

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

===================================  =======================  =======================  ====================  ===============
             Title of                     Amount to be           Proposed Maximum       Proposed Maximum       Amount of
   Securities to be Registered           Registered (1)         Offering Price Per     Aggregate Offering     Registration
                                                                    Share (2)               Price(2)              Fee
-----------------------------------  -----------------------  -----------------------  --------------------  ---------------
     Common Stock, par value
         $1.00 per share                    220,000                   $27.93               $6,144,950          $1,536.24
===================================  =======================  =======================  ====================  ===============

(1) This Registration Statement also relates to such indeterminate number of additional shares of CCBT Financial Companies, Inc. Common Stock as may be required pursuant to the CCBT Financial Companies, Inc. Directors' Stock Option Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, based upon the sum of (a) the aggregate offering price with respect to 37,500 stock options for which the exercise price is known, and (b) 182,500 stock options for which the exercise price is not known multiplied by the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on July 12, 2001.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     The information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the Securities and Exchange Commission and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 and under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     We hereby incorporate by reference into this Registration Statement the following documents which have been previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (a) our Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 15, 2001 (File No. 333-72565);

     (b) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 15, 2001 (File No. 333-72565);

     (c) our Current Report on Form 8-K filed on May 22, 2001 and our Current Report on Form 8-KA filed on June 4, 2001 (File No. 333-72565); and

     (d) the description of our Common Stock contained in Exhibits 3.1 and 99.4 to our Current Report on Form 8-K filed on February 11, 1999 (File No. 000-25381).

     In addition, all documents subsequently filed by us with the Commission pursuant to Sections 13(a) and (c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not Applicable.


Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     CCBT Financial Companies, Inc. (the "Company") is a Massachusetts corporation. Chapter 156B, Section 13 of the Massachusetts Business Corporation Law (the "MBCL"), enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of the MBCL (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain shareholders), or (iv) for any transaction from which a director derived an improper personal benefit.

     Chapter 156B, Section 67 of the MBCL, provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67 which undertaking may be accepted with reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan. No indemnification shall be provided, however, for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     Article 6A of the Company's Restated Articles of Organization, as amended, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that the liability of a director shall not be eliminated or limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts, or
(iv) with respect to any transaction from which the director derived an improper personal benefit.

     The Company's Amended By-laws provide that the Company shall indemnify, to the maximum extent permitted from time to time under the law of the Commonwealth of Massachusetts, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Company, or was serving, or has agreed to serve, in any capacity with respect to any employee benefit plan of the Company (all such persons being referred to hereafter as an "Indemnitee") against all expenses, judgments and fines incurred by him or on his behalf in connection with such action, suit, proceeding or investigation and any appeal therefrom, unless the Indemnitee shall be finally adjudicated in such action, suit, proceeding or investigation, not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. The Company shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding initiated by the Indemnitee unless the proceeding's initiation was approved by the Board of Directors of the Company or unless the expenses were incurred in connection with an Indemnitee successfully establishing his or her right to indemnification under the bylaws.

     The Amended By-Laws also permit the Company to pay expenses incurred in defending any action, suit proceeding or investigation in advance of its final disposition if the Company does not assume the defense of the Indemnitee, subject to receipt of an undertaking by the Indemnitee to repay such payment if it is ultimately determined that the Indemnitee is not entitled to indemnification under the Amended By-Laws.

     The Amended By-Laws further provide that no indemnification or advancement of expenses may be made if the Indemnitee did not act in good faith in the reasonable belief that his action was in the best interest of the Company. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Company, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may be regular legal counsel to the Company), or
(d) a court of competent jurisdiction.

     We have directors and officers liability insurance for the benefit of our directors and officers.


Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement:

Exhibits

  4.1 Restated Articles of Organization of CCBT Financial Companies, Inc. (incorporated by reference to Exhibit 3.1 to our Form 10-Q for the quarter ended September 30, 1999, as filed on November 15, 1999 (File No. 333-72565))

  4.2 Amended By-laws of CCBT Financial Companies, Inc. (incorporated by reference to Exhibit 3.2 to our Form 10-Q for the quarter ended September 30, 1999, as filed on November 15, 1999 (File No. 333-72565))

  4.3 Specimen certificate for shares of Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Form 10-K for the year ended December 31, 1999, as filed on March 24, 2000 (File No. 333-72565))

 *5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered

*23.1     Consent of Grant Thornton LLP, Independent Auditors

 23.2     Consent of Goodwin Procter LLP (included in Exhibit 5.1)

 24.1 Power of Attorney (included on the signature page to this Registration Statement)

*99.1     CCBT Financial Companies, Inc. 2001 Directors' Stock Option

*99.2 First Amendment to CCBT Financial Companies, Inc. 2001 Directors' Stock Option Plan

*  Filed herewith.

Item 9. Undertakings.

          (a)  The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information  with  respect  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
               Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, CCBT Financial Companies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South Yarmouth, Massachusetts on this 17th day of July, 2001.


                                       CCBT FINANCIAL COMPANIES, INC.


                                       By:       /s/ Stephen B. Lawson
                                          -------------------------------------
                                          Stephen B. Lawson
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of CCBT Financial Companies, Inc., a Massachusetts corporation, do hereby constitute and appoint Stephen B. Lawson and Noal D. Reid, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                                Capacity                                     Date
      ---------                                --------                                     ----
/s/ Stephen B. Lawson          President, Chief Executive Officer and Director          July 5, 2001
-----------------------        (Principal Executive Officer)
Stephen B. Lawson

/s/ Noal D. Reid               Chief Financial Officer  and Treasurer                   July 5, 2001
-----------------------        (Principal Financial and Accounting Officer)
Noal D. Reid

/s/ John F. Aylmer             Director                                                 July 5, 2001
-----------------------
John F. Aylmer

/s/ John Otis Drew             Director                                                 July 5, 2001
-----------------------
John Otis Drew

/s/ George D. Denmark          Director                                                 July 5, 2001
-----------------------
George D. Denmark

                                  EXHIBIT INDEX

Exhibit
Number    Description
-------   -----------

  4.1 Restated Articles of Organization of CCBT Financial Companies, Inc. (incorporated by reference to Exhibit 3.1 to our Form 10-Q for the quarter ended September 30, 1999, as filed on November 15, 1999 (File No. 333-72565))

  4.2 Amended By-laws of CCBT Financial Companies, Inc. (incorporated by reference to Exhibit 3.2 to our Form 10-Q for the quarter ended September 30, 1999, as filed on November 15, 1999 (File No. 333-72565))

  4.3 Specimen certificate for shares of Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Form 10-K for the year ended December 31, 1999, as filed on March 24, 2000 (File No. 333-72565))

 *5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered

*23.1      Consent of Grant Thornton LLP, Independent Auditors

 23.2     Consent of Goodwin Procter LLP (included in Exhibit 5.1)

 24.1 Power of Attorney (included on the signature page to this Registration Statement)

*99.1      CCBT Financial Companies, Inc. 2001 Directors' Stock Option Plan

*99.2 First Amendment to CCBT Financial Companies, Inc. 2001 Directors' Stock Option Plan

*   Filed herewith.